SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BioCryst Pharmaceuticals, Inc.
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BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 14, 2003

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 14, 2003 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to serve for a term of three years and until their successors are duly elected and shall be qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 2, 2003

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 14, 2003 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 18, 2003 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting. At March 18, 2003, there were 17,665,729 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In ad dition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph or letter. The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 2, 2003.

1.  ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board but shall consist of not less than six (6) nor more than twelve (12) members. The Board has by resolution established the number of directors of the Company at nine (9). It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2006, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2006:

Name	Age	Position(s) with the Company	Served as Director Since

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2006

J. Claude Bennett, M.D.	69	President, Chief Operating Officer, Medical Director and Director	1997
Zola P. Horovitz, Ph.D.	68	Director	1994
Randolph C. Steer, Ph.D.	53	Director	1993

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2004

Charles E. Bugg, Ph.D.	61	Chairman, Chief Executive Officer and Director	1993
Edwin A. Gee, Ph.D.	83	Director	1993
John A. Montgomery, Ph.D.	78	Director	1989

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2005

William W. Featheringill	60	Director	1995
Joseph H. Sherrill, Jr.	62	Director	1995
William M. Spencer, III	82	Director	1986

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Since 2001, Dr. Bennett has also served as the Company’s Medical Director. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company’s Scientific Advisory Board from 1989–96. He is a former co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians. He is a member of the Scientific Advisory Committee of the Massachusetts General Hospital, a member of the Scientific Advisory Boards of Zycogen, LLC and Aptamera, Inc., and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of 3-Dimensional Pharmaceuticals, Inc., Avigen, Inc., Diacrin, Inc., Geneara Pharmaceuticals, Inc., Palatin Technologies, Inc., and Synaptic Pharmaceutical Corp.

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Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Boards of Directors of Techne Corporation and several privately held companies.

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director of the Company in November 1993 and President in January 1995. Dr. Bugg relinquished the position of President in December 1996 when Dr. Bennett joined the Company in that position. Prior to joining the Company, Dr. Bugg had served as the Director of the Center for Macromolecular Crystallography, Associate Director of the Comprehensive Cancer Center and Professor of Biochemistry at The University of Alabama at Birmingham (“UAB”) since 1975. He served as the Company’s first Chief Executive Officer from 1987–1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company’s Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

Edwin A. Gee, Ph.D., was elected a Director in August 1993. Dr. Gee, who retired in 1985 as Chairman of the Board and Chief Executive Officer of International Paper Company, has been active as an executive in biotechnology, pharmaceutical and specialty chemical companies since 1970. He is Chairman Emeritus and a director of OSI Pharmaceuticals, Inc., one of the leading biotechnology companies for the diagnosis and treatment of cancer.

John A. Montgomery, Ph.D., has been a Director of BioCryst since November 1989. Until his retirement as an officer on January 31, 2002, he was the Secretary and Chief Scientific Officer since joining the Company in February 1990. He was Executive Vice President from February 1990 until May 1997, at which time he was named Senior Vice President. Prior to joining the Company, Dr. Montgomery served as Senior Vice President of Southern Research Institute (“SRI”) of Birmingham from January 1981 to February 1990. He continues to hold the position of Distinguished Scientist at SRI, a position he has held since February 1990.

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill is Chairman of the Board, since June 1995, of Electronic Healthcare Systems, a software company, and President, Chief Executive Officer and Director, since 1973, of Private Capital Corporation, a venture capital company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds (“RJR”) Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR included Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico.

William M. Spencer, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. Mr. Spencer served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses and has served on the Boards of Directors of numerous private corporations.

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Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Committees of the Board

The Company has an Audit Committee consisting of Messrs. Featheringill, Gee and Spencer that is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held one meeting in 2002. The Audit Committee members are “independent” directors as defined by NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which accompanied the proxy statement for the Company’s 2001 Annual Meeting of Stockholders as Appendix A thereto.

The Company has a Compensation Committee consisting of Messrs. Featheringill, Gee and Spencer. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company’s 1991 Stock Option Plan. The Compensation Committee held one meeting during 2002.

The Company has a Nominating Committee comprised of all outside directors with terms not expiring in the current year for which the Nominating Committee will be nominating persons for election or reelection as directors. The Nominating Committee held one meeting during 2002. The Nominating Committee will consider nominees recommended in writing, including biographical information and personal references, by stockholders to the same extent as nominees recommended by management. Nominations for 2004 must be received by the Nominating Committee by December 5, 2003.

During 2002, the Board held eleven (11) meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he is a member, with the exception of Dr. John A. Montgomery who attended eight of the meetings, or 73%.

Director Compensation

Directors who are officers of the Company do not receive any additional compensation for their services as a director. Effective with the March 2003 meeting, non-employee directors receive a separate fee for attending Board meetings, and are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. The fee is $500 per Board meeting attended by teleconference and $1,000 per meeting attended in person. There is no additional fee paid for committee meetings. Prior to October 2000, individuals who first became non-employee Board members, at the time of commencement of Board service, received a grant of options to purchase 40,000 shares (25,000 shares prior to May 1997) pursuant to the automatic option grant program under the Company’s 1991 Stock Option Plan. At the fourth anniversary of the original option grant, and on each successive fourth anniversary thereafter, each non-employee director was automatically issued an additional option to purchase 40,000 shares. In October 2000, the Board amended the plan to provide for each non-employee director to receive automatic grants of options to purchase 10,000 shares annually, beginning in the year in which their next respective fourth anniversary of their last grant occurs. Also, the plan was amended to provide that individuals who first become non-employee Board members receive an initial grant of options to purchase 10,000 shares. Options for the initial 40,000 shares, granted prior to the amendment in October 2000, vest 25% after one year and 1/48 per month thereafter until fully vested after four years. After the amendment to the plan, the grants for 10,000 shares are 100% vested after one year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Featheringill, Dr. Gee and Mr. Spencer. There are no Compensation Committee interlocks.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid by the Company during the 2002, 2001, and 2000 fiscal years to the Company’s Chief Executive Officer and each of the Company’s other executive officers serving in such capacities at the end of the 2002 fiscal year whose annual salary and bonus for the 2002 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

Name and Principal Position	Annual Compensation				Long-Term Compensation Awards-Securities Underlying Options
	Year	Salary	Bonus	Other Annual Compensation (1)
Charles E. Bugg, Ph.D.	2002	$359,922	$0	$10,251	30,444
Chairman and	2001	381,576	0	8,500	56,700
Chief Executive Officer	2000	355,465	60,000	8,250	55,000

J. Claude Bennett, M.D.	2002	274,507	0	11,166	23,182
President, Chief	2001	291,707	15,000	8,500	59,100
Operating Officer and	2000	264,480	0	8,250	37,300
Medical Director

(1)	Represents the Company contribution to the 401(k) Plan.

Option Grants in 2002

The following table shows, with respect to the Company’s Named Executive Officers, certain information with respect to option grants in 2002. All of the grants were made under the Company’s 1991 Stock Option Plan. BioCryst has not granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Charles E. Bugg, Ph.D.	23,900	5.39	$1.18	08/05/2012	$17,736	$44,947
	6,544	1.47	1.04	12/11/2012	4,280	10,847
J. Claude Bennett, M.D.	18,200	4.10	1.18	08/05/2012	13,506	34,227
	4,982	1.12	1.04	12/11/2012	3,258	8,258

(1)

Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

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Aggregate Option Exercises in 2002 and Year-end Option Values

The following table shows, with respect to the Company’s Named Executive Officers, the number and value of unexercised options held by the Named Executive Officers as of December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized (1)
			Number of Securities Underlying Unexercised Options		Values of Securities Underlying Unexercised Options (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles E. Bugg, Ph.D.	0	$0	691,654	108,790	$0	$0
J. Claude Bennett, M.D.	0	0	243,873	90,103	0	0

(1)

The value realized equals the difference between the option exercise price and the fair market value of BioCryst’s common stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Amounts reflect the net values of outstanding stock options computed as the difference between $0.96 per share (the fair market value at December 31, 2002) and the exercise price therefor.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. During 1999, the Compensation Committee retained William M. Mercer, Inc. (“Mercer”), an internationally recognized compensation consulting firm, to perform a thorough review of the Company’s executive compensation program. Mercer also reviewed salary levels and employee benefit programs of all other employees of the Company. Mercer compared the Company’s compensation plans, including cash compensation and stock option grants, to those of a peer group of 21 publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee used the results of the 1999 Mercer study and information from the Biotechnology Compensation Survey Report 2002 prepared by Radford Associates as factors in determining the appropriateness of executive compensation levels.

The Company strongly believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to affect, and contribution toward meeting, such objectives. The stock options awarded to the Company’s executive officers in 2002 were based on a subjective evaluation by the Compensation Committee of the Company’s achievement of objectives for 2002, including, without limitation, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company. No specific relative weight was assigned to any of the factors considered.

On August 5, 2002, at the request of Drs. Bugg and Bennett, our compensation committee and board of directors approved a reduction in salary of 25% for both Dr. Charles E. Bugg, Chairman and Chief Executive Officer, and Dr. J. Claude Bennett, President, Chief Operating Officer and Medical Director, effective August 1, 2002. In the event of any change of control of the Company, any cumulative salary reductions up to

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the date of the change of control would become due and payable. The monthly amount of the reduction was $14,677 combined. This arrangement has not been documented in any formal written agreement.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the “Bugg Agreement”). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive minimum annual compensation of $355,465. Effective August 1, 2002, his compensation was reduced by 25% as noted above, following the termination of a Phase III program and the subsequent streamlining of operations for the Company. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg was not given a bonus for 2002. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten p ercent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Under the Bugg Agreement and his previous employment agreement, Dr. Bugg received options to purchase 30,444 shares of Common Stock in 2002, 56,700 shares of Common Stock in 2001, and 55,000 shares of Common Stock in 2000. In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted under his contract for 2002, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with r espect to its research projects and Dr. Bugg’s contribution toward these results. No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered. The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2002 under his contract. Such review in 2002 resulted in the Compensation Committee granting Dr. Bugg options to purchase 23,900 shares of Common Stock at $1.18 per share and 6,544 shares of Common Stock at $1.04 per share, the fair market value on the date of each respective grant.

Dr. Bugg chose not to renew his employment contract for 2003.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code. Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.

This report is submitted by the Compensation Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

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The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company’s independent auditors.

This report is submitted by the Audit Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

Audit and Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for the audit of BioCryst’s consolidated financial statements for the year ended December 31, 2002, including review of the quarterly Form 10-Q’s, were $59,600, and other audit related fees were $2,800.

Financial Information System Design and Implementation Fees

There were no fees billed by Ernst & Young LLP during the year 2002 for financial information system design and implementation.

All Other Fees

There were no other non-audit services billed to the Company by Ernst & Young LLP. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of Ernst & Young LLP as auditors.

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PERFORMANCE GRAPH FOR BIOCRYST Indexed Comparison Since 1997
	Beginning Investment 12/31/97	Investment at 12/31/98	Investment at 12/31/99	Investment at 12/31/00	Investment at 12/31/01	Investment at 12/31/02
BioCryst Pharmaceuticals, Inc.	$100.00	$100.00	$421.43	$94.64	$56.57	$13.71
The Nasdaq Stock Market	100.00	140.99	261.48	157.42	124.89	86.34
Nasdaq Pharmaceutical Stocks	100.00	126.94	239.34	298.54	254.43	164.38

The Performance Graph for BioCryst measures the change in a $100 investment in the Company’s common stock based on a price of $7.00 on December 31, 1997 and its year-end closing price thereafter. BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 18, 2003 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William W. Featheringill 100 Brookwood Place, #410 Birmingham, Alabama 35209	2,871,272	(2)	16.2%
BVF Partners, LP 227 West Monroe Street Suite 4800 Chicago, Illinois 60606	2,206,400	(3)	12.5
Johnson & Johnson Development Corporation One Johnson & Johnson Plaza New Brunswick, NJ 08933	918,836	(4)	5.2
Charles E. Bugg, Ph.D.	815,457	(5)	4.4
William M. Spencer, III	596,859	(6)	3.3
Joseph H. Sherrill, Jr.	536,400	(7)	3.0
J. Claude Bennett, M.D.	273,953	(8)	1.5
John A. Montgomery, Ph.D.	218,349	(9)	1.2
Randolph C. Steer, M.D., Ph.D.	74,200	(10)	*
Zola P. Horovitz, Ph.D.	78,750	(11)	*
Edwin A. Gee, Ph.D.	60,000	(11)	*
Michael A. Darwin	9,844	(11)	*
All executive officers and directors as a group (10 persons)	5,535,084	(12)	28.8

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 18, 2003 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Includes 941,200 shares held by a partnership of which he is a beneficial owner and 72,500 shares issuable upon exercise of stock options.

(3)

From Form 4 filed with the Company on March 13, 2003, plus 71,500 shares held by BVF Investments, LLC not reflected on the Form 4 due to a lack of pecuniary interest. The names and addresses of BVF Partners, L.P. affiliated companies may be found in the Form 4 filed with the Securities and Exchange Commission on March 13, 2003.

(4)

From Schedule 13G filed with the Company on October 28, 1998, which states that Johnson and Johnson, along with its wholly owned subsidiary Johnson and Johnson Development Corporation, control an aggregate of 918,836 shares. According to such schedule, they both have shared voting power with respect to 918,836 shares and shared dispositive power with respect to 918,836 shares.

(5)	Includes 73,138 shares held by a partnership of which he is a beneficial owner and 708,284 shares issuable upon exercise of stock options.

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(6)	Includes 78,750 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.

(7)

Includes 348,000 shares held in a trust for his benefit by his father who serves as trustee with investment and voting power, 72,500 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(8)	Includes 257,202 shares issuable upon exercise of stock options.

(9)	Includes 161,764 shares issuable upon exercise of stock options and 9,800 shares held by Dr. Montgomery’s spouse. Dr. Montgomery disclaims beneficial ownership of the 9,800 shares held by his spouse.

(10)	Includes 60,000 shares issuable upon exercise of stock options.

(11)	Represents shares issuable upon exercise of stock options.

(12)	See Notes (1) through (11).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that during 2002 its Reporting Persons were in compliance with all applicable filing requirements.

INDEPENDENT AUDITORS

The principal independent public accounting firm used by the Company during the fiscal year ended December 31, 2002 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2003. The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company by December 4, 2003 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

A stockholder must notify the Company before February 17, 2004 of a proposal for the 2004 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice prior to February 17, 2004, proxies solicited by the Board of Directors of the Company will confer discretionary authority upon the proxies for the Board of Directors of the Company to vote upon any such matter.

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OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from Michael A. Darwin, the Chief Financial Officer and Secretary of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 2, 2003

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BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DR.
BIRMINGHAM, AL 35244

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BIOCRYST PHARMACEUTICALS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOCR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOCRYST PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ALL NOMINEES FOR DIRECTOR

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement of the Company relating to the 2003 Annual Meeting.)
				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees:	01)	J. Claude Bennett, M.D.
		02)	Zola P. Horovitz, Ph.D.	|_|	|_|	|_|
		03)	Randolph C. Steer, Ph.D.

2.	In their discretion, upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BIOCRYST PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2003

(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and Michael A. Darwin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 14, 2003, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

(To Be Signed on Reverse Side)